Exhibit 10.72

THIRD AMENDMENT TO

PURCHASE AND SALE CONTRACT

THIS THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT (this “Third Amendment”) is made and entered into this 9th day of December, 2008 (the "Third Amendment Date"), by and between CCIP PALM LAKE, L.L.C., a Delaware limited liability company, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (“Seller”), and BLACKHAWK APARTMENT OPPORTUNITY FUND II LLC, an Illinois limited liability company, having a principal address at 100 North LaSalle Street, Suite 2200, Chicago, Illinois  60602 (“Purchaser”).

R E C I T A L S:

A.                 Seller and Purchaser previously entered into that certain Purchase and Sale Contract dated October 24, 2008, as amended by that certain First Amendment to Purchase and Sale Contract dated November 24, 2008 and that certain Second Amendment to Purchase and Sale Contract dated November 26, 2008 and as assigned by Purchaser to PL Apartments LLC, a Florida limited liability company ("Assignee"), (collectively, the “Agreement”), relating to the sale and purchase of the property described therein.

B.                 Seller and Purchaser desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of these premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.                  Recitals; Definitions.  The recitals set forth above are hereby incorporated herein.  All initial capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.

2.                  Closing Date.  Section 5.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

"The Closing shall occur on December 9, 2008 (the “Closing Date”) through an escrow with Escrow Agent, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means."

3.                  Noted Deficiencies.  During the course of its due diligence, Purchaser has noted deficiencies at the Property with respect to conditions relating to an unstable patio and detached balcony appurtenant to building #5017, units #137 and #237 (all such deficiencies, the "Noted Deficiencies").  In consideration of Purchaser’s waiver of any and all Losses relating to the Noted Deficiencies, Seller hereby agrees, subject to the terms and conditions of this Third Amendment, to provide Purchaser with a credit against the Purchase Price in an amount equal to $8,200.00 (the “Noted Deficiencies Credit”).  Purchaser shall be solely responsible for the costs of completing any repairs arising out of or necessitated by the Noted Deficiencies.  The Noted Deficiencies Credit shall be in full satisfaction of Seller's obligations with respect to the Noted Deficiencies.  Purchaser hereby releases Seller under the Agreement, as amended  by this Third Amendment, from any obligations and liabilities arising from or related to the Noted Deficiencies.  As of the Closing Date, Purchaser hereby generally and unconditionally releases, waives, acquits and forever discharges Seller from and against any and all Losses related to, occurring or arising from the Noted Deficiencies, whether arising or accruing before, on or after the Closing Date.  The release set forth in this Third Amendment shall include and inure to the benefit of the Seller and Seller's Indemnified Parties.  The Noted Deficiencies do not constitute a breach of any of Seller’s Representations nor a default by Seller of any representation, warranty, covenant or obligation under the Agreement.  Purchaser expressly reaffirms the provisions set forth in Section 6.2 of the Agreement, including, without limitation, the "AS-IS", "WHERE IS" and "WITH ALL FAULTS" nature of the acquisition of the Property subject to Seller's Representations.  Seller shall not be responsible or liable for any defects, errors or omissions with respect to the Noted Deficiencies and shall be deemed to have made no representations or warranties regarding the same.  The provisions of this Section 3 shall survive the Closing and delivery of the Deed to Purchaser.

4.                  Counterparts.  This Third Amendment may be executed and delivered in any number of original or facsimile counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

5.                  Ratification.  The Agreement, as amended hereby, remains in full force and effect and is hereby ratified and confirmed, as amended by this Third Amendment.  In the event of any conflict between the Agreement and this Third Amendment, the terms and conditions of this Third Amendment shall control.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Purchaser and Seller have executed this Third Amendment as of the date set forth above.

            Seller:

CCIP PALM LAKE, L.L.C.,

a Delaware limited liability company

By:       CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP,

            a Delaware limited partnership,

            its member

            By:       CONCAP EQUITIES, INC.,

                        a Delaware corporation,

                        its general partner

                        By:  /s/Brian J. Bornhorst

                        Name:  Brian J. Bornhorst

                        Title:  Vice President

[Purchaser's Signature Page Follows]

Purchaser:

BLACKHAWK APARTMENT OPPORTUNITY FUND II, LLC,
an Illinois limited liability company

By:       Blackhawk Fund Manager II LLC,
its manager

By:  /s/Gary S. Richman
Name:  Gary S. Richman
Title:  Manager

[Assignee's Signature Page Follows]

            Assignee hereby joins in the execution of this Third Amendment for the purpose of agreeing to pay and perform all of Purchaser's obligations under the Agreement, as amended by this Third Amendment, on the terms and conditions set forth in that certain Assignment and Assumption of Purchase and Sale Contract between Purchaser and Assignee dated November 24, 2008.

                                                            Assignee:

                                                            PL APARTMENTS LLC, a Florida limited liability company

By:       Blackhawk Apartment Opportunity Fund II, LLC,
            an Illinois limited liability company, its manager

            By:     Blackhawk Fund Manager II LLC,
          its manager

          By:  /s/David V. Hall
          Name:  David V. Hall
          Title:  Partner